COLUMBIA FUNDS VARIABLE SERIES TRUST II

AMENDMENT NO. 21 TO THE

AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 5 of Article III of the Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia Funds Variable Series Trust II (the “Trust”), dated September 11, 2007, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to establish, to change or abolish and rescind the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust; and

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of the Trust, and have authorized the following amendments to said Declaration of Trust to reflect (i) the renaming of VP – American Century Diversified Bond Fund, VP – BlackRock Global Inflation-Protected Securities Fund, VP – CenterSquare Real Estate Fund, VP – DFA International Value Fund, VP – Loomis Sayles Growth Fund, VP – Los Angeles Capital Large Cap Growth Fund, VP– MFS® Blended Research® Core Equity Fund, VP – MFS® Value Fund, VP – Morgan Stanley Advantage Fund, VP – Oppenheimer International Growth Fund, VP – Pyramis® International Equity Fund, VP – T. Rowe Price Large Cap Value Fund, VP – TCW Core Plus Bond Fund, VP – Victory Sycamore Established Value Fund, VP – Wells Fargo Short Duration Government Fund and VP – Westfield Mid Cap Growth Fund by replacing “Variable Portfolio” with “CTIVPSM” effective May 1, 2018, (ii) the renaming of Columbia Variable Portfolio – Managed Volatility Moderate Growth Fund as Variable Portfolio – Managed Volatility Moderate Growth Fund, (iii) the renaming of Columbia Variable Portfolio – Select International Equity Fund as Columbia Variable Portfolio – Overseas Core Fund and (iv) the renaming of CTIVPSM – Pyramis® International Equity Fund as CTIVPSM – AQR International Core Equity Fund effective May 21, 2018:

1.     Section 6 of Article III is hereby amended by replacing the text preceding paragraph (a) with the following:

Without limiting the authority of the Trustees as set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated;

Columbia Variable Portfolio – Balanced Fund

Columbia Variable Portfolio – Commodity Strategy Fund

Columbia Variable Portfolio – Core Equity Fund

Columbia Variable Portfolio – Disciplined Core Fund

Columbia Variable Portfolio – Dividend Opportunity Fund

Columbia Variable Portfolio – Emerging Markets Bond Fund

Columbia Variable Portfolio – Emerging Markets Fund

Columbia Variable Portfolio – Global Bond Fund

Columbia Variable Portfolio – Government Money Market Fund

Columbia Variable Portfolio – High Yield Bond Fund

Columbia Variable Portfolio – Income Opportunities Fund

Columbia Variable Portfolio – Intermediate Bond Fund

Columbia Variable Portfolio – Large Cap Growth Fund

Columbia Variable Portfolio – Large Cap Index Fund

Columbia Variable Portfolio – Limited Duration Credit Fund

Columbia Variable Portfolio – Mid Cap Growth Fund

Columbia Variable Portfolio – Mid Cap Value Fund

Columbia Variable Portfolio – Overseas Core Fund

Columbia Variable Portfolio – Select Large Cap Equity Fund

Columbia Variable Portfolio – Select Large - Cap Value Fund

Columbia Variable Portfolio – Select Smaller - Cap Value Fund

Columbia Variable Portfolio – Seligman Global Technology Fund

Columbia Variable Portfolio – U.S. Equities Fund

Columbia Variable Portfolio – U.S. Government Mortgage Fund

CTIVPSM – American Century Diversified Bond Fund

CTIVPSM – BlackRock Global Inflation-Protected Securities Fund

CTIVPSM – CenterSquare Real Estate Fund

CTIVPSM – DFA International Value Fund

CTIVPSM – Loomis Sayles Growth Fund

CTIVPSM – Los Angeles Capital Large Cap Growth Fund

CTIVPSM – MFS® Blended Research® Core Equity Fund

CTIVPSM – MFS® Value Fund

CTIVPSM – Morgan Stanley Advantage Fund

CTIVPSM – Oppenheimer International Growth Fund

CTIVPSM – Pyramis® International Equity Fund (CTIVPSM – AQR International Core Equity Fund effective May 21, 2018)

CTIVPSM – T. Rowe Price Large Cap Value Fund

CTIVPSM – TCW Core Plus Bond Fund

CTIVPSM – Victory Sycamore Established Value Fund

CTIVPSM – Wells Fargo Short Duration Government Fund

CTIVPSM – Westfield Mid Cap Growth Fund

Variable Portfolio – Aggressive Portfolio

Variable Portfolio – Columbia Wanger International Equities Fund

Variable Portfolio – Conservative Portfolio

Variable Portfolio – Eaton Vance Floating-Rate Income Fund

Variable Portfolio – Managed Volatility Moderate Growth Fund

Variable Portfolio – Moderate Portfolio

Variable Portfolio – Moderately Aggressive Portfolio

Variable Portfolio – Moderately Conservative Portfolio

Variable Portfolio – Partners Core Bond Fund

Variable Portfolio – Partners Small Cap Growth Fund

Variable Portfolio – Partners Small Cap Value Fund

Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in the Declaration of Trust, together with such other rights and preferences relative to such other classes as are set forth in the Trust’s Rule 18f-3 Plan, registration statement as from time to time amended, and any applicable resolutions of the Trustees establishing and designating such class of Shares.

The rest of this Section 6 remains unchanged.

The foregoing amendment is effective as of May 1, 2018.

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    IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 21 to the Declaration of Trust on April 18, 2018.

/s/ Edward J. Boudreau, Jr. Edward J. Boudreau, Jr.	/s/ Brian J. Gallagher Brian J. Gallagher

/s/ George S. Batejan George S. Batejan	/s/ Catherine James Paglia Catherine James Paglia

/s/ Kathleen A. Blatz Kathleen A. Blatz	/s/ Anthony M. Santomero Anthony M. Santomero

/s/ Pamela G. Carlton Pamela G. Carlton	/s/ Minor M. Shaw Minor M. Shaw

/s/ William P. Carmichael William P. Carmichael	/s/ William F. Truscott William F. Truscott

/s/ Patricia M. Flynn Patricia M. Flynn	/s/ Sandra Yeager Sandra Yeager

Registered Agent:        Corporation Service Company

    84 State Street

    Boston, MA 02109